EXHIBIT 99.1

Contacts:

Foundry Networks	Foundry Networks	Financial Dynamics
Chief Financial Officer	Treasurer	Investor Relations
Tim Heffner	Michael Iburg	Jason Golz
408.586.1700	408.586.1894	415.439.4532
theffner@foundrynet.com	miburg@foundrynet.com	jgolz@fd-us.com

FOUNDRY NETWORKS REPORTS FIRST QUARTER
FINANCIAL RESULTS

          San Jose, CA – April 29, 2004 - Foundry Networks™, Inc. (Nasdaq: FDRY), today reported financial results for its first quarter ended March 31, 2004.

          Revenues for the first quarter of 2004 were $104.0 million, compared to $91.1 million in the first quarter of 2003. Foundry earned net income of $19.9 million, or $0.14 per diluted share in the first quarter, compared to net income of $13.4 million, or $0.11 per diluted share, in the first quarter of 2003.

          “We saw several positive signs during the quarter. Our domestic business improved, sales to the Federal Government remained strong and continued to represent more than 30% of our revenues, and most regions performed to our expectations. However, our revenues in Japan, which reached record levels in 2003, were below our expectations in the first quarter. We believe this was due to the timing of several service provider follow-on orders through our largest customer/reseller in Japan, Mitsui,” said Bobby Johnson, President and CEO of Foundry Networks.

          “We continue to introduce solutions designed to address demand in emerging markets such as VoIP, wireless, and IPv6. We also continue to execute on our research and development initiatives as demonstrated by the introduction of a new family of 10 Gigabit Ethernet stackable edge switches, a new family of Layer 4-7 switches, and new high-density Gigabit Ethernet modules for our 10 Gigabit Ethernet chassis family. These products raise the bar in terms of performance, features and density, while achieving some of the industry’s lowest price points,” added Johnson.

Outlook

          “We believe the spending patterns of our domestic enterprise customers and many of the key international markets we serve are gradually improving. As a result of this improving environment, we continue to invest in our sales footprint, operational infrastructure, and brand name recognition. Based on our current outlook, we expect our revenues to be in the range of $105 - $110 million and diluted earnings per share in the range of $0.13 - $0.15 for the second quarter ending June 30, 2004,” concluded Johnson.

Conference Call

Foundry Networks will host a conference call today to further discuss these results at 2:00 p.m. Pacific Time.  The call can be accessed via a webcast at www.foundrynetworks.com.  A Web replay will also be available for approximately 90 days at this same Web address.

About Foundry Networks

Foundry Networks, Inc. is a leading provider of high-performance enterprise and service provider switching, routing and Web traffic management solutions including Layer 2/3 LAN switches, Layer 3 Backbone switches, Layer 4 - 7 Web switches and Metro Routers. Foundry’s 6,500 customers include the world’s premier ISPs, Metro service providers, and enterprises including e-commerce sites, universities, entertainment, health and wellness, government, financial, and manufacturing companies. For more information about the company and its products, call 1.888.TURBOLAN or visit www.foundrynetworks.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by that section. These forward-looking statements include statements by Mr. Johnson relating to improving spending patterns of domestic customers and key international markets, demand in emerging markets, new product introductions and expectations for future revenues and earnings per share. The forward-looking statements in this press release are subject to a number of risks and uncertainties including, without limitation, the difficulty or predicting quarterly financial results, our dependence on large purchases of products from certain customers, risks associated with international sales, the strength of the global economy and the high-technology market in particular, competition, product development efforts, and acceptance of Foundry’s current and future products.  Actual results could differ materially from those projected in our forward-looking statements.  Investors should review the risk factors described in more detail in our most recent Annual Report on Form 10-K, 10-Q, and other SEC reports available free of charge from Foundry at www.foundrynetworks.com or from the SEC at www.sec.gov. Foundry assumes no obligation to update the forward-looking statements contained in this press release.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,

	2004	2003

	(unaudited)
Net revenues:
Product	$89,300	$81,013
Service	14,716	10,125

Total net revenues	104,016	91,138
Cost of revenues:
Product	31,994	35,442
Service	3,126	2,061

Total cost of revenues	35,120	37,503

Gross profit	68,896	53,635

Operating expenses:
Research and development	10,012	9,921
Sales and marketing	23,168	19,981
General and administrative	5,425	3,999
Amortization of deferred stock compensation	—	122

Total operating expenses	38,605	34,023

Income from operations	30,291	19,612
Interest income, net	1,807	1,065

Income before provision for income taxes	32,098	20,677
Provision for income taxes	12,197	7,237

Net income	$19,901	$13,440

Basic net income per share	$0.15	$0.11

Weighted average shares used in computing basic net income per share	133,311	121,501

Diluted net income per share	$0.14	$0.11

Weighted average shares used in computing diluted net income per share	143,846	126,740

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2004	December 31, 2003

	(unaudited)	(2)
ASSETS
Assets:
Cash and investments (1)	$560,617	$505,684
Accounts receivable, net	73,358	77,077
Inventories	41,533	28,017
Deferred tax assets	34,979	33,308
Prepaid expenses and other current assets	5,969	5,001
Property and equipment, net	10,725	7,866
Other long-term assets	1,186	1,191

	$728,367	$658,144

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$18,377	$10,080
Accrued payroll and related benefits	12,220	16,650
Other accrued liabilities	6,203	5,804
Deferred support revenue	41,413	35,115

Total liabilities	78,213	67,649

Stockholders’ equity:
Additional paid-in capital	439,607	399,849
Note receivable from stockholder	(480)	(480)
Retained earnings	211,027	191,126

Total stockholders’ equity	650,154	590,495

	$728,367	$658,144

(1)	Includes $138.6 million of long-term marketable securities at March 31, 2004 and $159.1 million at December 31, 2003.
(2)	Derived from audited consolidated financial statements.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Three Months Ended March 31,

	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,901	$13,440
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,501	1,241
Amortization of deferred stock compensation	—	122
Inventory provision	4,865	1,268
Tax benefit from stock option exercises	17,296	612
Change in operating assets and liabilities:
Accounts receivable	3,719	(13,190)
Inventories	(18,381)	4,438
Prepaid expenses and other assets	(2,634)	(118)
Accounts payable	8,297	1,996
Accrued payroll and related expenses	(4,430)	(1,270)
Other accrued expenses	399	7,795
Deferred support revenue	6,298	5,673

Net cash provided by operating activities	36,831	22,007

CASH FLOWS FROM INVESTING ACTIVITIES:
Maturities and purchases of investments, net	(21,460)	(39,871)
Purchases of property and equipment	(4,360)	(1,094)

Net cash used in investing activities	(25,820)	(40,965)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuances of common stock under employee stock plans	22,432	3,827

Net cash provided by financing activities	22,432	3,827

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	33,443	(15,131)
Effect of exchange rate changes on cash	30	122
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	161,718	187,719

CASH AND CASH EQUIVALENTS, END OF PERIOD	$195,191	$172,710